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                                 Exhibit 24(a)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Shared Medical Systems Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement for the Shared Medical Systems 1994 Non-Qualified Stock Option and Restricted Stock Plan of our report dated February 6, 1995 included (or incorporated by reference) in Shared Medical Systems Corporation's Form 10-K for the year ended December 31, 1994 and to all references to our Firm included in this registration statement.


                             /s/ Arthur Andersen LLP



Philadelphia, Pennsylvania
August 14, 1995

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